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Exhibit 10.62

SIXTH AMENDMENT TO LEASE

        This Sixth Amendment to Lease ("Sixth Amendment") is made this 26th day of June, 2003, by and between High Pointe I Development Group LLC, a Colorado limited liability company ("Landlord") and Crown Media International, LLC., a Delaware limited liability company, formerly know as Crown Media, Inc. ("Tenant").

RECITALS

        WHEREAS, Landlord and Tenant entered into that certain Lease dated June 1, 1998 (the "Original Lease") pertaining to certain leased premises in the Building described as Suites 400 and 500; and

        WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease undated, except for Consent dated March 25, 1999 (the "First Amendment"), pertaining to the addition of the UPS Equipment Room to the Leased premises, as more particularly describe in the First Amendment; and

        WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated August 17, 1999, (the "Second Amendment"), pertaining to the addition of the Technical Space Tenant Improvements and the Alternative Generator Pad Premises, as more particularly described in the Second Amendment; and

        WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated September 26, 2000 (the "Third Amendment") related to the construction and use of the Generator Equipment Site; and

        WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment to Lease dated February 6, 2001 (the "Fourth Amendment") related to the occupancy by Tenant of additional space within the Building;

        WHEREAS, Landlord and Tenant entered into that certain Fifth Amendment to Lease dated February 12, 2002 (the "Fifth amendment') related to the exclusion of a portion of the additional leased space within the Leased Premises (the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment are referred to collectively as the "Lease"); and

        WHEREAS, Landlord and Tenant further desire to amend the terms and conditions of the Lease pertaining to the inclusion of additional leased space within the Leased Premises, and correction of the Base Rent amount to reflect the terms of the Lease.

        NOW THEREFORE, in consideration of the foregoing Recitals and the mutual engagements of the parties hereto, it is agreed as follows:

        1.    LEASED PREMISES.    From and after July 10, 2003 (the "Additional Space Commencement Date"), the definition of Leased Premises set forth in paragraph 1.1.1 of the Lease is hereby amended to include the Additional Space (as hereinafter defined).

        2.    TENANT'S SQUARE FOOTAGE.    From and after the Additional Space Commencement Date, paragraph 1.1.4 of the Lease is hereby amended to provide that Tenant's Square Footage for the Leased Premises is hereby amended to approximately fifty-eight thousand nine hundred seventy-eight (58,978) Rentable Square Feet (including seven thousand eight hundred fifty-five (7,855) Rentable Square Feet located on the second floor of the Building, known as Suite 255 (the "Additional Space"), as shown on Exhibit A attached hereto and incorporated herein by this reference). Schedule I of the Lease is also amended to reflect the new amount of Rentable Square Feet.

        3.    TENANT'S PRO RATA SHARE.    From and after the Additional Space Commencement Date, Tenant's Pro Rata Share for the Additional Space shall be approximately 6.54%. From and after the

Additional Space Commencement Date, paragraph 1.1.8 of the Lease is hereby amended to provide that Tenant's Pro Rata Share for the Leased Premises shall be approximately 49.14 percent (49.14%), subject to adjustment pursuant to the Lease.

        4.    OCCUPANCY OF SUITE 225.    Tenant shall take occupancy and begin paying rent on the Additional Space effective August 1, 2003. Tenant shall have access to begin construction upon amendment execution.

        5.    ADDITIONAL SPACE BASE RENT.    Effective as of the Additional Space Commencement Date, Base Rent for the Additional Space will be as follows:

    Months 01-04                No Charge
    Months 05-16                $18.50/RSF
    Months 17-28                $19.00/RSF
    Months 29-40                $19.50/RSF
    Months 41-52                $20.00/RSF
    Months 53-62                $20.50/RSF

        6.    OPERATING COST STOP.    Effective as of the Additional Space Commencement Date, paragraph 1.1.9 of the Lease shall be amended to reflect that the operating cost stop for the Additional Space shall be the calendar year 2003.

        7.    TENANT IMPROVEMENTS.

          (a)   Tenant shall construct, or cause to be constructed by Centerre Construction (at Tenant's expense), certain tenant improvements in the Additional Space ("Suite 225 Tenant Improvements") in accordance with the plans and specifications to be prepared by Klipp Colussy Jenks DuBois Architects, P.C. (the "Plans and Specifications"). Tenant shall submit such Plans and Specifications to Landlord for Landlord's review and approval prior to commencing the Suite 225 Tenant Improvements.

          (b)   Lankford & Associates, Inc. shall act as the authorized agent and representative of Landlord in connection with the granting of all approvals required to be given by Landlord of the Suite 225 Tenant Improvements on behalf of Landlord. Mary Pampuch shall act as the designated representative of Lankford & Associates, Inc., and any agent or representative as may be designated, assigned and referenced by written notice to Landlord from Tenant shall act as the designated representative of Tenant.

          (c)   Landlord shall provide Tenant an allowance of thirteen dollars ($13.00) per rentable square foot in the Additional Space (the "Landlord's Share") for the Suite 225 Tenant Improvements. Thus, based upon the Additional Space containing 7,855 rentable square feet, the Landlord's Share shall be no more than One Hundred Two Thousand One Hundred Fifteen and No/100 Dollars ($102,115.00). The Landlord's Share shall be due and payable by Landlord to Tenant within thirty (30) days after Tenant has delivered to Landlord a final accounting of Tenant's costs and lien waivers from the general contractor (and its subcontractors and material suppliers) waiving any and all liens attributable to labor and materials furnished by such party in connection with the Suite 225 Tenant Improvements. In the event that the Tenant's costs for the Suite 225 Tenant Improvements are less than the Landlord's Share, the balance of the Landlord's Share may be applied to the Base Rent due under the Lease.

          (d)   After September 1, 2003, Landlord agrees that the balance, if any, of the refurbishment allowance set forth in Section 10 of Schedule 9 of the Lease ("Refurbishment Allowance") may also be applied to the Suite 225 Tenant Improvements, At Tenant's election, the balance of the Refurbishment Allowance may be applied to the Suite 225 Tenant Improvements prior to the application of the Landlord's Share to such improvements.

        8.    PARKING.    From and after the Additional Space Commencement Date, Schedule 8 of the Lease is hereby amended to provide that Landlord shall provide to Tenant up to 50 additional covered unreserved parking spaces ("Additional Parking Spaces") in the parking structure, if requested by Tenant. Tenant shall pay a monthly charge equal to $25.00 per space per month for each of the Additional Parking Spaces it has requested within the parking structure. In the event that Landlord determines, in its sole discretion, that certain of the Additional Parking Spaces are needed for other tenants of the Building, upon 30 days prior written notice from Landlord, Tenant agrees to relinquish from time to time to Landlord some or all of the Additional Parking Spaces. There shall be no charge for parking spaces located in the uncovered surface parking lot. All monthly parking rates for the Additional Parking Spaces shall be fixed for the term of the Lease.

        9.    LEGAL EFFECT.    Capitalized terms shall have the meanings set forth herein or in the Lease. To the extent the terms and conditions of the Lease are inconsistent with this Sixth Amendment, the terms and conditions of this Sixth Amendment shall apply. In all other respects, the terms and conditions of the Lease, except as amended by this Sixth Amendment, are and shall remain in full force and effect.

        10.    Consent of Landlord.    This Sixth Amendment To Lease is contingent upon Landlord executing a Consent To Sublease in the form attached hereto, and the Sixth Amendment To Lease shall not be effective unless and until such Consent to Sublease is executed by Landlord.

This Sixth Amendment is executed as of the date set forth above.

LANDLORD:		TENANT:
HIGH POINTE I DEVELOPMENT GROUP, LLC, a Colorado limited liability company		CROWN MEDIA INTERNATIONAL, LLC., a Delaware limited liability company
By:	LANKFORD & ASSOCIATES, INC., a Colorado corporation, (Managing Manager)
By:	/s/ ROBERT V. LANKFORD Robert V. Lankford, President	By:	/s/ RUSSELL H. GIVENS, JR. Russell H. Givens, Jr. President and Chief Executive Officer

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  Exhibit 10.62
SIXTH AMENDMENT TO LEASE
RECITALS